Exhibit 10.11.3
SECOND AMENDMENT TO LEASE
     This Second Amendment (the “Second Amendment”) to Lease is made as of April 14, 2003, by and between ARE-20/22/1300 FIRSTFIELD QUINCE ORCHARD, LLC, a Delaware limited liability company, having an address at 135 North Los Robles Avenue, Suite 250, Pasadena, California 91101 (“Landlord”), and IOMAI CORPORATION, a Delaware corporation, having an address at 20 Firstfield Road, Gaithersburg, Maryland 20878 (“Tenant”).
RECITALS
     A. Pursuant to that certain Lease, dated as of December 18, 2000, by and between Landlord and Tenant (the “Original Lease”), as amended by that certain First Amendment to Lease, dated November 29, 2001 (the “First Amendment”) (the Original Lease, as amended by the First Amendment, is herein the “Lease”), Landlord leased to Tenant that certain premises (the “Original Premises”) located at 20 Firstfield Road, Gaithersburg, Maryland (the “Project”) and more particularly described in the Lease.
     B. Pursuant to that certain Lease Agreement, dated as of December 22, 2000, by and between Surgi-Vision, Inc., a Delaware corporation (“Sublandlord”) and Landlord (the “Surgi-Vision Lease”), Landlord leased to Sublandlord that certain premises (the “Surgi-Vision Premises”) consisting of approximately 18,500 rentable square feet at the Project and more particularly described in the Surgi-Vision Lease.
     C. Pursuant to that certain Agreement of Sublease, dated as of June, 2002, by and between Sublandlord and Tenant, as subtenant (the “Sublease”), Sublandlord subleased to Tenant approximately 4,437 rentable square feet of the Surgi-Vision Premises (the “Subleased Space”), as more particularly described in the Sublease; and pursuant to that certain Consent to Sublease, dated as of June 24, 2002, by and among Landlord, Sublandlord and Tenant (the “Consent”), Landlord consented to the Sublease subject to the terms and conditions contained therein.
     D. Pursuant to that certain Lease Termination Agreement, effective as of October 25, 2002, by and between Landlord and Sublandlord, Landlord terminated the Surgi-Vision Lease. Notwithstanding such termination, Landlord has agreed to recognize certain rights of Tenant with respect to the Subleased Space and to amend the Lease to incorporate the Subleased Space.
     E. Additionally, Tenant desires to further expand the Original Premises by adding in two segments, approximately 4,498 rentable square feet (the “First Expansion Space”) and approximately 5,570 rentable square feet (the “Second Expansion Space”), each located on the second floor of the Project (the Subleased Space, the First Expansion Space and the Second Expansion Space are herein collectively, the “Expansion Space”). The Original Premises together with the Expansion Space comprise all of the rentable square feet located on the second floor of the Project.
     F. Landlord and Tenant desire to amend the Lease to, among other things, add the Expansion Space to the Original Premises demised under the Lease.

AGREEMENT
     Now, therefore, the parties hereto agree that the Lease is amended as follows:
1. Premises. (i) Effective as of the date of this Second Amendment (the “Effective Date”), the Premises demised under the Lease shall be deemed expanded to include the Subleased Space and shall be comprised of 16,698 aggregate rentable square feet; (ii) effective as of the First Expansion Effective Date (as defined below), the Premises demised under the Lease shall be deemed expanded to include the First Expansion Space and shall be comprised of 21,196 aggregate rentable square feet; and (iii) effective as of the Second Expansion Effective Date (as defined below), the Premises demised under the Lease shall be deemed expanded to include the Second Expansion Space and shall be comprised of 26,766 rentable square feet. The Premises as expanded to include all of the Expansion Space, is more fully described on Exhibit A attached hereto and incorporated herein by reference.
2. Base Rent.
          (a) Base Rent for the Expansion Space shall be payable as follows: (x) from and after the Effective Date, Tenant shall pay Base Rent with respect to the Subleased Space in an amount equal to $6,100.88 per month, which is equal to $16.50 per square foot on an annual basis; (y) from and after the earlier to occur of (i) beneficial occupancy of the First Expansion Space which shall be defined as substantial completion of all Tenant Improvements to the First Expansion Space and installation of Furniture, Fixtures and equipment relating to the First Expansion Space and (ii) April 15, 2003 (the “First Expansion Effective Date”), Tenant shall pay Base Rent with respect to the First Expansion Space in an amount equal to $6,184.75 per month, which is equal to $16.50 per square foot on an annual basis; and (z) from and after later to occur of (i) September 1, 2003 and (ii) Landlord’s delivery of the Second Expansion Space to Tenant (the “Second Expansion Effective Date”), Tenant shall pay rent with respect to the Second Expansion Space in an amount equal to $7,802.64 per month, which is equal to $16.81 per rentable square foot on an annual basis.
          (b) Tenant shall pay its proportionate share of Operating Expenses based on the following Pro Rata Share adjustments: (i) from and after the Effective Date, Tenant’s Pro Rata Share shall be 31.23% (based on 16,698 rentable square feet); (ii) from and after the First Expansion Effective Date, Tenant’s Pro Rata Share shall be 39.65% (based on 21,196 rentable square feet); and (iii) from and after the Second Expansion Effective Date, Tenant’s Pro Rata Share shall be 50.06% (based on 26,766 rentable square feet). Notwithstanding anything to the contrary, the operating expenses for the First Expansion Space shall not be the responsibility of Tenant until the First Expansion Effective Date; and the operating expenses for the Second Expansion Space shall not be the responsibility of Tenant until the Second Expansion Effective Date.
          (c) Base Rent for the Premises shall be adjusted as follows: (i) on June 1, 2003, which is the next immediate Adjustment Date (as defined in the Lease), Base Rent for the Original Premises, Subleased Space and First Expansion Space shall increase to $29,692.06 per month, which is equal to $16.81 per rentable square foot on an annual basis; and (ii) on June 1, 2004, and each Adjustment Date thereafter, Base Rent for the Premises (which will include all of the Expansion Space by such date) shall be adjusted in accordance with the terms of the Lease.

          (d) Base Rent shall also be increased effective as of the first day of the first calendar month immediately following Tenant’s completion of the applicable phase of the Lab Space Improvements, by an amount necessary to fully amortize the aggregate Additional TIA (as defined below) disbursed by Landlord pursuant to the Work Letter (as defined below), in equal monthly payments over the remaining Base Term and the Extension Term, as calculated based on a twelve percent annual interest rate. In the event Tenant elects not to exercise the Extension Right set forth in Section 39(a) of the Lease, upon expiration of the Base Term, Tenant shall pay to Landlord as Additional Rent an amount equal to the unamortized portion of the aggregate Additional TIA. Notwithstanding anything in Section 4 of the Lease to the contrary, that portion of Base Rent attributable to the repayment of the Additional TIA shall not be subject to annual adjustment.
3. Security Deposit. As a condition to the effectiveness of this Second Amendment, the Security Deposit as defined in the Lease shall be increased by the sum of $59,833.00 (the equivalent of Base Rent for the Expansion Space for three (3) months), which amount shall be held by Landlord as part of the Security Deposit subject to the terms of the Lease. Tenant shall receive a credit towards the increased Security Deposit in the amount of $28,536.00, which represents the amount of Tenant’s security deposit to Sublandlord under the Sublease and which amount has been paid by Sublandlord to Landlord.
4. Administrative Rent. With respect to any improvements made by Tenant to the Premises, Tenant shall pay Landlord administrative rent in an amount equal to three percent (3%) of hard construction related costs of such improvements.
5. Lease Effective Date and Lease Termination. Tenant shall execute and deliver written acknowledgment of the Effective Date and the Term expiration date in the form attached hereto as Exhibit B; provided, however, Tenant’s failure to execute and deliver such acknowledgment shall not affect Landlord’s rights hereunder.
6. Tenant Improvement Allowance.
          (a) Effective upon the execution of this Second Amendment, with respect to the Subleased Space, Landlord shall provide Tenant a tenant improvement allowance (“TI Allowance”) of up to $2.00 per rentable square foot or $8,874.00 in the aggregate, which is included in the Base Rent for the Subleased Space, for Tenant’s use in making non-structural, normal and customary office renovations to the Subleased Space (the “Subleased Space Renovations”). Such TI Allowance shall be disbursed upon completion of the Subleased Space Renovations and submission to Landlord of a draw request in Landlord’s standard form, containing such certifications, lien waivers, inspection reports and other matters as Landlord customarily obtains or otherwise requires in order to approve payment of such draw request. Tenant shall also be entitled to use any portion of such TI Allowance in connection with the construction of the Lab Space Improvements (as defined below) and in such event, such TI Allowance shall be disbursed in accordance with the terms of the Work Letter (as defined below).
     (b) Effective upon the First Expansion Effective Date with respect to the First Expansion Space Landlord shall provide Tenant a TI Allowance of up to $2.00 per rentable square foot or $8,996.00 in the aggregate, which is included in the Base Rent for the First Expansion Space, for Tenant’s use in making non-structural, normal and customary office renovations to the First Expansion Space (the “First Expansion Space Renovations”). Such TI Allowance shall be disbursed upon completion of the First Expansion Space Renovations and submission to Landlord of a draw request in Landlord’s standard form, containing such certifications, lien waivers, inspection reports and other matters as Landlord customarily obtains or otherwise requires in order to approve payment of such draw request. Tenant shall also be entitled to use any portion of such TI Allowance in connection with the construction of the Lab Space Improvements and in such event, such TI Allowance shall be disbursed in accordance with the terms of the Work Letter.
          (c) Effective upon the Second Expansion Effective Date with respect to the Second Expansion Space Landlord shall provide Tenant a TI Allowance of up to $2.00 per rentable square foot or $11,140.00 in the aggregate, which is included in the Base Rent for the Second Expansion Space, for Tenant’s use in making non-structural, normal and customary office renovations to the Second Expansion Space (the “Second Expansion Space Renovations”). Such TI Allowance shall be disbursed upon completion of the Second Expansion Space Renovations and submission to Landlord of a draw request in Landlord’s standard form, containing such certifications, lien waivers, inspection reports and other matters as Landlord customarily obtains or otherwise requires in order to approve payment of such draw request. Tenant shall also be entitled to use any portion of such TI Allowance in connection with the construction of the Lab Space Improvements and in such event, such TI Allowance shall be disbursed in accordance with the terms of the Work Letter.
7. Additional Tenant Improvement Allowance. Landlord shall provide to Tenant, at Tenant’s election, an additional tenant improvement allowance in an amount equal to $60.00 per rentable square foot of the Expansion Space, up to a maximum amount of $870,300.00 (“Additional TIA”) to be used by Tenant for construction of any additional laboratory space within the Premises and auxiliary support areas to such laboratory space (collectively, the “Lab Space Improvements”), The Additional TIA shall be administered and disbursed in accordance with the terms and conditions of the Work Letter attached hereto as Exhibit C and incorporated herein by reference (the “Work Letter”). In no event shall Tenant use the TIA to further improve, alter or otherwise renovate any existing improved laboratory space within the Original Premises. Landlords shall make the Additional TIA available to Tenant for a period of eighteen (18) months following the date hereof.
8. Lab Space Improvements. Other than (i) Tenant’s Property (as defined in the Original Lease), (ii) the additional items of Tenant’s Property, if any, listed on Exhibit D attached hereto, (iii) any additional items of Tenant’s Property agreed by Landlord in writing to be included on Exhibit D in the future, and (iv) any trade fixtures, machinery, equipment and other personal property not paid for out of the TI Fund (as defined in the Work Letter attached hereto) which may be removed without material damage to the Premises, which damage shall be repaired (including capping or terminating utility hook-ups behind walls) by Tenant during the Term, all Lab Space Improvements, including trade fixtures, built-in machinery and equipment, built-in case work and cabinets and other similar additions and improvements built into the Premises so as to become an integral part of the Premises such as fume hoods which penetrate the roof or plenum area, built-in cold rooms, built-in warm rooms, walk-in cold rooms, walk-in warm rooms, deionized water systems, glass washing equipment, autoclaves, chillers, built-in plumbing, electrical and mechanical equipment and systems, and any power generator and transfer switch (collectively, the “Installations”), shall be and shall remain property of Landlord during the Term and following the expiration or earlier termination of the Term, shall not be removed by Tenant at any time during the Term and shall remain upon and be surrendered with the Premises in accordance with Section 28 of the Lease following the expiration or earlier termination of the Lease provided, however, that Landlord shall, at the time its approval of such Installation is requested, notify Tenant if it has elected to cause Tenant to remove such Installation upon the expiration or earlier termination of the Lease.
9. Signage. Notwithstanding anything in the Lease to the contrary, Tenant shall, at Tenant’s sole cost and expense, have the right to use a proportional amount of exterior signage of the Building, based on the size of the Premises to the size of the Building, to display Tenant’s name on the exterior of the Building. Any such signage shall be subject to Landlord’s reasonable approval and shall be installed in accordance with, and comply with all applicable laws, ordinances or other governmental restrictions. Upon termination of the Lease, Tenant shall remove any exterior signage and restore the façade of the Building to its original condition.
10. Subordination and Non-disturbance Agreement. Landlord agrees that it shall obtain a subordination and non-disturbance agreement from Landlord’s existing lender who holds a first mortgage lien against the Project in the form attached hereto as Exhibit E.
11. Broker Fee. Except for The Staubach Company Northeast, Inc., Landlord and Tenant each represents and warrants that it has not dealt with any other broker, agent or other person (collectively, “Other Broker”) in connection with this transaction and that no Other Broker brought about this transaction,. Landlord agrees that it shall pay a commission to the Staubach Company Northeast, Inc. in an amount equal to two percent (2%) of the Base Rent for the Expansion Space, but excluding any increase of Base Rent relating to the Additional TIA. Landlord and Tenant each hereby agree to indemnify and hold the other harmless from and against any claims by any Other Broker claiming a commission or other form of compensation by virtue of having dealt with Tenant or Landlord, as applicable, with regard to this Second Amendment.
12. Miscellaneous.
          (a) This Second Amendment is the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions. This Second Amendment may be amended only by an agreement in writing, signed by the parties hereto.
          (b) This Second Amendment is binding upon and shall inure to the benefit of the parties hereto, their respective agents, employees, representatives, officers, directors, divisions, subsidiaries, affiliates, assigns, heirs, successors in interest and shareholders.
          (c) This Second Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument. The signature page of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon provided such signature page is attached to any other counterpart identical thereto except having additional signature pages executed by other parties to this Second Amendment attached thereto.
          (d) Except as amended and/or modified by this Second Amendment, the Lease is hereby ratified and confirmed and all other terms of the Lease shall remain in full force and effect, unaltered and unchanged by this Second Amendment. In the event of any conflict between the provisions of this Second Amendment and the provisions of the Lease, the provisions of this Second Amendment Lease shall prevail. Whether or not specifically amended by this Second Amendment, all of the terms and provisions of the Lease are hereby amended to the extent necessary to give effect to the purpose and intent of this Second Amendment.

     IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment as of the day and year first above written.

TENANT:

IOMAI CORPORATION, a Delaware corporation

By:

Name:

Title:

LANDLORD:

ARE-20/22/1300 FIRSTFIELD QUINCE ORCHARD, LLC, a Delaware limited liability company

By:	ARE-GP/VI HOLDINGS QRS CORP.,
a Delaware corporation,
managing member

By:

Name:
Title:

EXHIBIT A
EXPANSION SPACE
See attachment to this Exhibit A.

A-1

EXHIBIT B
ACKNOWLEDGMENT OF EFFECTIVE DATE
     This ACKNOWLEDGMENT OF EFFECTIVE DATE is made this                      day of                                         ,                     , between ARE-20/22/1300 FIRSTFIELD QUINCE ORCHARD, LLC, a Delaware limited liability company (“Landlord”), and IOMAI CORPORATION, a Delaware corporation (“Tenant”), and is attached to and made a part of the Second Amendment to Lease dated                     , 2003 (the “Second Amendment”), by and between Landlord and Tenant. Any initially capitalized terms used but not defined herein shall have the meanings given them in the Second Amendment.
     Landlord and Tenant hereby acknowledge and agree, for all purposes of the Second Amendment, that the Effective Date of the Second Amendment is                     ,                      and the termination date of the Base Term of the Second Amendment shall be midnight on                                         ,                     .
     IN WITNESS WHEREOF, Landlord and Tenant have executed this ACKNOWLEDGMENT OF EFFECTIVE DATE to be effective on the date first above written.

TENANT:

IOMAI CORPORATION, a Delaware corporation

By:

Name:
Title:

LANDLORD:

ARE-20/22/1300 FIRSTFIELD QUINCE ORCHARD, LLC, a Delaware limited liability company

By:	ARE-GP/VI HOLDINGS QRS CORP.,
a Delaware corporation,
managing member

By:

Name:
Title:

B-1

EXHIBIT C
WORK LETTER
     THIS WORK LETTER dated April ___, 2003 (this “Work Letter”) is made and entered into by and between ARE-20/22/1300 FIRSTFIELD QUINCE ORCHARD, LLC, a Delaware limited liability company (“Landlord”), and IOMAI CORPORATION, a Delaware corporation (“Tenant”), and is attached to and made a part of the Lease dated December (the “Lease”), by and between Landlord and Tenant. Any initially capitalized terms used but not defined herein shall have the meanings given them in the Lease.
1. General Requirements
     (a) Tenant’s Authorized Representative. Tenant designates Rip Wilson and Merv Hamer (either such individual acting alone, “Tenant’s Representative”) as the only persons authorized to act for Tenant pursuant to this Work Letter. Landlord shall not be obligated to respond to or act upon any request, approval, inquiry or other communication (“Communication”) from or on behalf of Tenant in connection with this Work Letter unless such Communication is in writing from Tenant’s Representative. Tenant may change either Tenant’s Representative at any time upon not less than 5 business days advance written notice to Landlord. No period set forth herein for any approval of any matter by Tenant’s Representative shall be extended by reason of any change in Tenant’s Representative.
     (b) Landlord’s Authorized Representative. Landlord designates Larry Diamond (“Landlord’s Representative”) as the only person authorized to act for Landlord pursuant to this Work Letter. Tenant shall not be obligated to respond to or act upon any request, approval, inquiry or other Communication from or on behalf of Landlord in connection with this Work Letter unless such Communication is in writing from Landlord’s Representative. Landlord may change Landlord’s Representative at any time upon not less than 5 business days advance written notice to Tenant. No period set forth herein for any approval of any matter by Landlord’s Representative shall be extended by reason of any change in Landlord’s Representative.
     (c) Architects, Consultants and Contractors. Landlord and Tenant hereby acknowledge and agree that the architect (the “Tl Architect”) for the Lab Space Improvements (as defined below), the general contractor and any subcontractors for the Lab Space Improvements shall be selected by Tenant, subject to Landlord’s approval, which approval shall not be unreasonably withheld, conditioned or delayed.
     (d) Development Schedule. The Lab Space Improvements may be completed in one or more phases, and the schedule for design and development of each phase of the Lab Space Improvements, including without limitation the time periods for delivery of construction documents and performance, shall be in substantially the form attached hereto as Schedule A (each development schedule is herein a “Development Schedule”).
2. Lab Space Improvements
     (a) Lab Space Improvements Defined. As used herein, “Lab Space Improvements” shall mean all improvements to any additional laboratory space within the Premises and any auxiliary support areas to such additional laboratory space desired by Tenant of a fixed and permanent nature. Other than funding the Aggregate Tl Allowance (as defined below) as provided herein, Landlord shall not have any obligation whatsoever with respect to the finishing of the Premises for Tenant’s use and occupancy.

     (b) Tenant’s Space Plans. For each phase of the Lab Space Improvements, Tenant shall deliver to Landlord schematic drawings and outline specifications (the “Tl Design Drawings”) detailing Tenant’s requirements for such phase of the Lab Space Improvements. The TI Design Drawings for the first phase of the Lab Space Improvements shall be delivered to Landlord within 120 business days of the date hereof. Not more than 10 business days following Landlord’s receipt of any such TI Design Drawings, Landlord shall deliver to Tenant the written objections, questions or comments of Landlord and the Tl Architect with regard to such Tl Design Drawings. Tenant shall cause such Tl Design Drawings to be revised to address such written comments and shall resubmit said drawings to Landlord for approval within 10 business days thereafter. Such process shall continue until Landlord has approved the applicable Tl Design Drawings.
     (c) Working Drawings. Not later than 30 business days following the approval of the Tl Design Drawings by Landlord, Tenant shall cause the Tl Architect to prepare and deliver to Landlord for review and comment construction plans, specifications and drawings for the applicable Lab Space Improvements (“Tl Construction Drawings”), which Tl Construction Drawings shall be prepared substantially in accordance with the Tl Design Drawings. Tenant shall be solely responsible for ensuring that the Tl Construction Drawings reflect Tenant’s requirements for the applicable Lab Space Improvements. Landlord shall deliver its written comments on the Tl Construction Drawings to Tenant not later than 10 business days after Landlord’s receipt of the same; provided, however, that Landlord may not disapprove any matter that is consistent with the Tl Design Drawings. Tenant and the Tl Architect shall consider all such comments in good faith and shall, within 10 business days after receipt, notify Landlord how Tenant proposes to respond to such comments. Any disputes in connection with such comments shall be resolved in accordance with Section 2(d) hereof. Provided that the design reflected in the Tl Construction Drawings is consistent with the Tl Design Drawings, Landlord shall approve the Tl Construction Drawings submitted by Tenant. Once approved by Landlord, subject to the provisions of Section 2(d) below, Tenant shall not materially modify the Tl Construction Drawings except as may be reasonably required in connection with the issuance of the Tl Permit (as defined in Section 4(b) below).
     (d) Approval and Completion. Upon any dispute regarding the design of the Lab Space Improvements, which is not settled within 10 business days after notice of such dispute is delivered by one party to the other, Tenant shall make the final decision regarding the design of the Lab Space Improvements, provided Tenant acts reasonably and such final decision is either consistent with or a compromise between Landlord’s and Tenant’s positions with respect to such dispute, provided further that all costs and expenses resulting from any such decision by Tenant shall be payable out of the Tl Fund, as defined in Section 6(d) below. Any changes to the Tl Construction Drawings following Landlord’s and Tenant’s approval of same requested by Tenant shall be processed as provided in Section 5 hereof.
3. [Intentionally Deleted]
4. Performance of Tenant’s Work
     (a) Definition of Tenant’s Work. As used herein, “Tenant’s Work” shall mean the work of constructing the applicable phase of Lab Space Improvements.

     (b) Commencement and Permitting of Tenant’s Work. Tenant shall commence construction of each phase of the Lab Space Improvements upon obtaining a building permit (the “Tl Permit”) authorizing the construction of the applicable phase of Lab Space Improvements consistent with the Tl Construction Drawings approved by Landlord. The cost of obtaining the Tl Permit shall be payable from the Tl Fund. Consistent with its obligations under this Work Letter and to the extent not detrimental to Landlord’s interests, Landlord shall assist Tenant in obtaining the Tl Permit.
     (c) Selection of Materials, Etc. Where more than one type of material or structure is indicated on the Tl Construction Drawings approved by Tenant and Landlord, the option will be within Tenant’s reasonable discretion.
     (d) Completion of Tenant’s Work. Tenant’s Work shall be deemed substantially complete when the Tenant’s Work is completed in a good and workmanlike manner in accordance with the TI Permit, subject only to Minor Variations and normal “punch list” items of a non-material nature which do not interfere with the use of the Premises (“Substantial Completion”). For purposes of this Work Letter, “Minor Variations” shall mean any modifications reasonably required: (i) to comply with all applicable Legal Requirements and/or to obtain or to comply with any required permit; (ii) to comport with good design, engineering, and construction practices which are not material; or (iii) to make reasonable adjustments for field deviations or conditions encountered during the construction of Tenant’s Work.
5. Changes. Any changes requested by Tenant to the Lab Space Improvements after the delivery and approval by Landlord of the Tl Design Drawings, shall be requested and instituted in accordance with the provisions of this Section 5 and shall be subject to the written approval of Landlord, such approval not to be unreasonably withheld, conditioned or delayed.
     (a) Tenant’s Right to Request Changes. If Tenant shall request changes (“Changes”), Tenant shall request such Changes by notifying Landlord in writing in substantially the same form as the AIA standard change order form (a “Change Request”), which Change Request shall detail the nature and extent of any such Change. Such Change Request must be signed by Tenant’s Representative. Landlord shall review and approve or disapprove such Change Request within 10 business days thereafter, provided that Landlord’s approval shall not be unreasonably withheld, conditioned or delayed.
     (b) Implementation of Changes. If Landlord approves such Change and Tenant deposits with Landlord any Excess Tl Costs (as defined in Section 6(d) below) required in connection with such Change, Tenant may cause the approved Change to be instituted.
6. Costs
     (a) Budget For Lab Space Improvements. Before the commencement of construction of any phase of the Lab Space Improvements, Tenant shall obtain a detailed breakdown, by trade, of the costs incurred or which will be incurred, in connection with the design and construction of the applicable Tenant’s Work (the “Budget”). The Budget shall be based upon the Tl Construction Drawings approved by Landlord and shall include a payment to Landlord of administrative rent (“Administrative Rent”) equal to 3.0% of the hard construction related costs of the Lab Space Improvements for monitoring and inspecting the construction of Tenant’s Work, which sum shall be payable from the Tl Fund. If the Budget is greater than the Aggregate Tl Allowance, Tenant shall deposit with Landlord the difference, in cash, prior to the commencement of construction of the applicable Lab Space Improvements, for disbursement by Landlord as described in Section 6(d).

     (b) Aggregate Tl Allowance. Landlord shall provide to Tenant, at Tenant’s election, a tenant improvement allowance (collectively, the “Aggregate Tl Allowance”) as follows:
          (i) a tenant improvement allowance (the “TI Allowance”) in the maximum amount of $2 per rentable square foot for the Expansion Space in the Premises, or $29,010 in the aggregate, which is included in the Base Rent set forth in the Second Amendment and which may, at Tenant’s option as provided in Section 6 of the Second Amendment, be used in connection with the Lab Space Improvements; and
          (ii) an additional tenant improvement allowance (the “Additional TIA”) in the maximum amount of $60 per rentable square foot in the Premises, or $870,300 in the aggregate, which shall, to the extent used, result in adjustments to the Base Rent as set forth in Section 2(d) of the Second Amendment.
Before commencing any Tenant’s Work, Tenant shall notify Landlord how much Additional TIA Tenant has elected to receive from Landlord and how much of the TI Allowance Tenant has elected to use towards the particular phase of the Lab Space Improvements. Such election shall be final and binding on Tenant, and may not thereafter be modified without Landlord’s consent, which may be granted or withheld in Landlord’s sole and absolute discretion. The Aggregate Tl Allowance with respect to the Lab Space Improvements only shall be disbursed in accordance with this Work Letter.
     (c) Costs Includable in Tl Fund. The Tl Fund shall be used solely for the payment of design and construction costs in connection with the construction of the Lab Space Improvements, including, without limitation, the cost of preparing the Tl Design Drawings and the Tl Construction Drawings, all costs set forth in the Budget, including Landlord’s Administrative Rent, and the cost of Changes (collectively, “Tl Costs”). Notwithstanding anything to the contrary contained herein, the Tl Fund shall not be used to purchase any furniture, personal property or other non-Building System materials or equipment, including, but not be limited to, biological safety cabinets and other scientific equipment not incorporated into the Improvements.
     (d) Excess Tl Costs. It is understood and agreed that Landlord is under no obligation to bear any portion of the cost of any of the Lab Space Improvements except to the extent of the Aggregate Tl Allowance. If at any time and from time-to-time, the remaining Tl Costs under the Budget exceed the remaining unexpended Aggregate Tl Allowance, Tenant shall deposit with Landlord, as a condition precedent to Landlord’s obligation to fund the Aggregate Tl Allowance, 100% of the then current Tl Cost in excess of the remaining Aggregate Tl Allowance (“Excess Tl Costs”). If Tenant fails to deposit, or is late in depositing, any Excess Tl Costs amount with Landlord, Landlord shall have all of the rights and remedies set forth in the Lease for nonpayment of Rent (including, but not limited to, the right to interest at the Default Rate and the right to assess a late charge), and for purposes of any litigation instituted with regard to such amounts the same will be considered Rent. Such deposit of Excess Tl Costs, together with the remaining Aggregate Tl Allowance, is herein referred to as the “Tl Fund”. Funds so deposited by Tenant shall be the first thereafter disbursed to pay Tl Costs. Notwithstanding anything to the contrary set forth in this Section 6(d), Tenant shall be fully and solely liable for Tl Costs and the cost of Minor Variations in excess of the Aggregate Tl Allowance. If upon Substantial Completion of the Lab Space Improvements and the payment of all sums due in connection therewith there remains any undisbursed Tl Fund, Tenant shall be entitled to such undisbursed Tl Fund solely to the extent of any Excess Tl Costs deposit Tenant has actually made with Landlord.

     (e) Payment for Tl Costs. Landlord shall pay Tl Costs once a month against a draw request in Landlord’s standard form, containing such certifications, lien waivers, inspection reports and other matters as Landlord customarily obtains, to the extent of Landlord’s approval thereof for payment, no later than 30 days following receipt of such draw request. Upon completion of each phase of the Lab Space Improvements, Tenant shall deliver to Landlord: (i) sworn statements setting forth the names of all contractors and subcontractors who did the work and final lien waivers from all such contractors and subcontractors; and (ii) “as built” plans for such portion of the Lab Space Improvements.
7. Miscellaneous
     (a) Consents. Whenever consent or approval of either party is required under this Work Letter, that party shall not unreasonably withhold, condition or delay such consent or approval, except as may be expressly set forth herein to the contrary.
     (b) Modification. No modification, waiver or amendment of this Work Letter or of any of its conditions or provisions shall be binding upon Landlord or Tenant unless in writing signed by Landlord and Tenant.
     (c) Counterparts. This Work Letter may be executed in any number of counterparts but all counterparts taken together shall constitute a single document.
     (d) Governing Law. This Work Letter shall be governed by, construed and enforced in accordance with the internal laws of the state in which the Premises are located, without regard to choice of law principles of such State.
     (e) Time of the Essence. Time is of the essence of this Work Letter and of each and all provisions thereof.
     (f) Default. Notwithstanding anything set forth herein or in the Lease to the contrary, Landlord shall not have any obligation to perform any work hereunder or to fund any portion of the Tl Fund during any period Tenant is in Default under the Lease.
     (g) Severability. If any term or provision of this Work Letter is declared invalid or unenforceable, the remainder of this Work Letter shall not be affected by such determination and shall continue to be valid and enforceable.
     (h) Merger. All understandings and agreements, oral or written, heretofore made between the parties hereto and relating to Tenant’s Work are merged in this Work Letter, which alone (but inclusive of provisions of the Lease incorporated herein and the final approved constructions drawings and specifications prepared pursuant hereto) fully and completely expresses the agreement between Landlord and Tenant with regard to the matters set forth in this Work Letter.
     (i) Entire Agreement. This Work Letter is made as a part of and pursuant to the Lease and, together with the Lease, constitutes the entire agreement of the parties with respect to the subject matter hereof. This Work Letter is subject to all of the terms and limitation set forth in the Lease, and neither party shall have any rights or remedies under this Work Letter separate and apart from their respective remedies pursuant to the Lease.

     IN WITNESS WHEREOF, Landlord and Tenant have executed this Work Letter to be effective on the date first above written.

TENANT:

IOMAI CORPORATION, a Delaware corporation

By:

Its:

LANDLORD:

ARE-20/22/1300 FIRSTFIELD QUINCE ORCHARD, LLC, a Delaware limited liability company

By:	ARE-GP/VI Holdings QRS Corp.,
a Delaware corporation,

By:

Its:

SCHEDULE A TO WORK LETTER
Development Schedule

Event	Date

Delivery of space plans for TI Design Drawings pursuant to Section 2(b) of the Work Letter

Delivery of TI Construction Drawings pursuant to Section 2(c) of the Work Letter

Commence construction of phase Lab Space Improvements

Substantial Completion of phase Lab Space Improvements

Issuance of Temporary Certificate of Occupancy

EXHIBIT D
ADDITIONAL ITEMS OF TENANT’S PROPERTY
None, except as noted below: